Smith Barney Futures Management LLC
                            388 Greenwich Street, 7th Floor
                             New York, New York 10013-2396

June 11, 2001



AAA Capital Management Inc.
5051 Westheimer - Suite 2100
Houston, Texas 77056

Attention:  Mr. Anthony Annunziato

         Re:      Management Agreement Renewals

Dear Mr. Annunziato:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2002 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney AAA Energy Fund L.P.
o        Salomon Smith Barney Orion Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:      /s/ Daniel R. McAuliffe, Jr.
         -----------------------------
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director


AGREED AND ACCEPTED
AAA CAPITAL MANAGMENT INC.
By:

Print Name:


DRMcA/sr